EXHIBIT 10.1

THIRD AMENDMENT TO THE

RSA SECURITY INC.
DEFERRED COMPENSATION PLAN

(As Effective October 22, 2004)

WHEREAS, RSA Security Inc. (“RSA Security”) maintains the RSA Security Inc. Deferred Compensation Plan, Effective March 1, 2000; and

WHEREAS, pursuant to Section 10.01 of the Plan, RSA Security has reserved the right to amend the Plan and now deems it appropriate to do so;

NOW THEREFORE, Sections 4.04 of the Plan is hereby amended to read as follows:

Section 4.04 Modification or revocation of Election by Participant. A Participant may not change the amount of his Base Salary Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Participation Agreement with the Administrative Committee. If approved by the Administrative Committee, revocation shall take effect as of the first payroll period next following its filing. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he will not be permitted to elect to make Base Salary Deferrals again until the later of the next Plan Year or six months from the date of discontinuance. In addition, the Deferral Period may be extended if an amended Participation Agreement is filed with the Administrative Committee at least one month before the Deferral Period (as in effect before such amendment) ends; provided, that only one such amendment may be filed with respect to each Participation Agreement. Under no circumstances may a Participant’s Participation Agreement be made, modified or revoked retroactively, nor may a deferral period be shortened or reduced.

Signed and authorized:

ADMINISTRATIVE COMMITTEE /s/Arthur W. Coviello, Jr.	DATE 10/22/04

Arthur Coviello, CEO

ADMINISTRATIVE COMMITTEE /s/Jeffrey D. Glidden	DATE 10/25/04

Jeffrey Glidden, CFO

ADMINISTRATIVE COMMITTEE /s/Vivian Vitale	DATE 10/26/04

Vivian Vitale, SVP Human Resources